EXHIBIT 10.15.2

[EMPLOYEE FORM]

VENTAS, INC.

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (“Agreement”) is made and entered into as of                      (the “Effective Date”) by and between VENTAS, INC., a Delaware corporation (the “Company”), and                     , an employee of the Company (“Optionee”) pursuant to the Ventas, Inc. 2006 Incentive Plan (the “Plan”).

AGREEMENT:

The parties agree as follows:

1. Grant of Option; Option Price. Company hereby grants to Optionee, as a matter of separate inducement and agreement, and not in lieu of any salary or other compensation for Optionee’s services, the right and option to purchase (the “Option”) all or any part of an aggregate of                      (            ) shares of the Company’s Common Stock (the “Option Shares”), on the terms and conditions set forth herein, subject to adjustment as provided in Section 7, at a purchase price of                      ($            ) per share (the “Option Price”). The Option Price is considered by the Company and Optionee to be not less than the fair market value of the Common Stock on the Effective Date, which is the date on which the Option was granted to Optionee (the “Option Date”).

2. Term of Option. The Option shall commence on the date hereof and continue for a term ending ten years from the Option Date (the “Termination Date”), unless sooner terminated as provided in Sections 5 and 6.

3. Option Exercisable in Installments. Subject to the other terms and conditions stated herein, the right to exercise the Option shall vest [in installments as follows:

(a) First Installment. Commencing on the Option Date, Optionee may exercise the Option for up to 33 1/3 percent of the number of Option Shares.

(b) Second Installment. Commencing on the first anniversary of the Option Date, Optionee may exercise the Option for 66 2/3 percent of the number of Option Shares, less the number of Option Shares for which the Optionee has already exercised the Option.

(c) Third Installment. Commencing on the second anniversary of the Option Date, the Option may be fully exercised to the extent that it has not previously been exercised.]1

[1]	Use this schedule if the option vests in three equal installments commencing on the date of grant.

[Alternative vesting schedule]

4. Conditions to Exercise of the Option.

(a) Exercise of Option. Subject to the provisions of Section 3, Optionee may exercise the Option by delivering to the Company written notice (“Notice”) of exercise stating the number of Option Shares for which the Option is being exercised accompanied by payment in the amount of the Option Price multiplied by the number of Option Shares for which the Option is being exercised (the “Exercise Price”) in the manner provided in Section 4(b) and making provision for any applicable withholding taxes.

(b) Payment of Exercise Price. The Company shall accept as payment for the Exercise Price (a) a check payable to the order of the Company, (b) the tender of Common Stock (by either actual delivery of Common Stock or by attestation), (c) “cashless exercise” through a third party in a transaction independent of the Company and properly structured to avoid any adverse accounting consequences to the Company, (d) a combination of the foregoing, or (e) by any other means which the Committee determines.

(c) Delivery of Shares on Exercise. As soon as practicable after receipt of the Notice and payment of the Exercise Price and any required withholding taxes, the Company shall deliver to Optionee, without transfer or issuance tax or other incidental expense to Optionee, at the office of the Company, or at such other place as may be mutually acceptable, or, at the election of the Company, by certified mail addressed to Optionee at the Optionee’s address shown in the employment records of the Company, a certificate or certificates for the number of shares of Common Stock set forth in the Notice and for which the Company has received payment in the manner prescribed herein.

5. Restrictions on Transfer of Option.

(a) Except as provided in Section 5(b), the Option shall be exercisable during Optionee’s lifetime only by Optionee, and neither the Option nor any right hereunder shall be transferable except by bequest or the laws of descent and distribution. The Option may not be subject to execution or other similar process. If Optionee attempts to alienate, assign, pledge, hypothecate or otherwise dispose of the Option or any of Optionee’s rights hereunder, except as provided herein or in Section 5(b), or in the event of any levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Option by notice to Optionee, and it shall thereupon become null and void.

(b) Optionee may transfer, in accordance with the Plan, any or all rights under this Agreement to (i) Optionee’s spouse, children or grandchildren (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of Optionee and/or Optionee’s Immediate Family Members or (iii) a partnership or limited liability company in which Optionee and/or Optionee’s Immediate Family Members are the only partners or members, as applicable; provided that (a) any such transfer must be without any consideration to Optionee for such transfer, and (b) all subsequent transfers of any rights under this Agreement shall be prohibited other than by bequest or the laws of descent and distribution. Following any such transfer, this Agreement shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of this Agreement and the Plan (excluding Section 6 hereof and Section 6.7 of the Plan) the term “Optionee” shall be deemed to refer to the transferee. Any rights to exercise the Option transferred hereunder shall be exercisable by the transferee only to the extent, and for the periods, specified in this Agreement.

6. Exercise of the Option Upon Termination of Employment.

(a) Termination of Employment Other Than for Death, Disability, Retirement or Cause. If Optionee’s employment by the Company is terminated for any reason other than death, Disability, Retirement or termination for Cause, Optionee or such Optionee’s personal representative may at any time within a period of [180 days][one year]2 after termination of Optionee’s employment, exercise the Option to the extent the Option was exercisable by Optionee on the date of termination of Optionee’s employment.

(b) Termination of Employment Due to Death or Disability. In the event of Optionee’s death or Disability while Optionee is employed by the Company, the Option shall become fully vested and immediately exercisable. Optionee or Optionee’s personal representative or the person or persons to whom Optionee’s rights under the Option shall pass by bequest or by application of the laws of descent and distribution in the event of death, may, at any time within a period of two years after Optionee’s death or determination of Disability, whichever shall be applicable, exercise the Option in full.

(c) Termination of Employment Due to Retirement. In the event of Optionee’s Retirement, Optionee may, at any time within a period of two years after Optionee’s Retirement, exercise the Option to the extent the Option was exercisable by Optionee on the date of Optionee’s Retirement.

(d) Termination of Employment for Cause. If Optionee’s employment by the Company is terminated for Cause, the Option, whether or not exercisable, shall terminate on the date of termination of Optionee’s employment.

(e) Restrictions on Exercise. Notwithstanding anything contained in this Section 6, in no event may the Option be exercised after the Termination Date.

7. Adjustment to Option Shares. The Option shall be subject to adjustment as provided in the Plan.

8. Change in Control [and Certain Terminations of Employment].

Notwithstanding the provisions of Section 3, upon a Change in Control, Optionee shall have

[2]	Use one-year for executive officers, other than the CEO

the right to exercise the Option in full as to all Option Shares. [In addition, notwithstanding the provisions of Sections 3 and 6(a), in the event of termination of Optionee’s employment by the Company without Cause or by Optionee with Good Reason (as such terms are declined in Optionee’s employment agreement), Optionee shall have the right to exercise the Option in full as to all Option Shares.]

9. Agreement Does Not Grant Employment Rights. Neither the granting of the Option, nor the exercise thereof, shall be construed as granting to Optionee any right to employment by the Company. The right of the Company to terminate Optionee’s employment at any time, with or without cause, is specifically reserved.

10. Withholding. Optionee acknowledges that the Company will be required to withhold certain taxes at the time Optionee exercises the Option. Withholdings by the Company will not exceed the minimum required by law. Optionee agrees to make arrangements satisfactory to the Company for the payment of any federal, state, local or foreign withholding tax obligations that arise with respect to the Option, including, without limitation, any taxes upon the exercise of the Option. Notwithstanding the previous sentence, Optionee acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to Optionee any federal, state or local taxes of any kind required by law to be withheld with respect to the Option, including, without limitation, upon the exercise of the Option. Optionee shall have the right to elect satisfy, in whole or in part, Optionee’s tax withholding obligations by having the Company withhold Option Shares.

11. Miscellaneous.

(a) No Rights as Stockholder. Neither Optionee, nor any person entitled to exercise Optionee’s rights under this Agreement, shall have any of the rights of a stockholder regarding the shares of Common Stock subject to the Option, except after the exercise of the Option as provided herein.

(b) Incorporation of Plan. Except as specifically provided herein, this Agreement is and shall be in all respects subject to the terms and conditions of the Plan, a copy of which Optionee acknowledges receiving prior to the execution hereof and the terms of which are incorporated by reference.

(c) Captions. The captions and section headings used herein are for convenience only, shall not be deemed part of this Agreement and shall not in any way restrict or modify the context or substance of any section or paragraph of this Agreement.

(d) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to its conflict of laws rules.

(e) Defined Terms. All capitalized terms not defined herein shall have the meanings set forth in the Plan, unless a different meaning is plainly required by the context.

IN WITNESS WHEREOF, the parties have executed this Agreement on and as of the date first above written.

VENTAS, INC.

By:
Title:

[NAME]